Exhibit 24






                                CERTIFICATION
                                -------------


          I, Pamela D. Kasa, Secretary of Bristol-Myers Squibb Company (the

"Company"), a corporation organized under the laws of the State of Delaware,

hereby certify that the following is a true and exact copy of a resolution taken from the minutes of a regular meeting of the Board of Directors of said corporation, held at the offices of the Company, 345 Park Avenue, New York,

New York, on the 2nd day of March, 1993.


                    RESOLVED, that effective January 1, 1993,
               the Bristol-Myers Squibb Company 1983 Stock
               Option Plan be, and hereby is, amended as set forth in Exhibit E attached to these minutes.


          IN WITNESS WHEREOF, I have hereunto placed my hand and the seal of the corporation on this 11th day of March, 1994.



                                   /s/ Pamela D. Kasa
                              -------------------------------
                                        Secretary


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                                                                   EXHIBIT E





                              Board Resolutions
                         BRISTOL-MYERS SQUIBB COMPANY
                         ----------------------------

                            1983 Stock Option Plan
               (As Amended and Restated as of January 1, 1993)


          RESOLVED, that the 1983 Stock Option Plan (as amended and restated

as of January 1, 1993) (the "Plan") of Bristol-Myers Squibb Company (the

"Company") in substantially the form presented to this meeting is hereby adopted effective January 1, 1983, with such changes therein as the designated officers (as defined below) of the Company deem necessary or desirable, such effectiveness to be subject to the approval of the shareholders of the Company at the next annual meeting of shareholders; and

          RESOLVED, that the adoption of said Plan is hereby declared to be advisable; and

          RESOLVED, that said Plan be submitted to the stockholders of this

Company entitled to vote thereon at the Annual Meeting of Stockholders to be held May 4, 1993, with a recommendation that the same be approved and that its adoption by this Board of Directors be authorized; and

          RESOLVED, that the Chairman, the President, any Executive Vice

President, any Senior Vice President, any Vice President or the Secretary of

the Company ("designated officers") are each authorized and empowered (a) to certify these resolutions to any person and (b) to execute all other documents and certifications in order to comply with the legal and other

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requirements pertaining to the Plan or otherwise to carry out the purposes and intent of the foregoing resolution; and

          RESOLVED, that upon approval of the Plan by shareholders, a number of shares of the Company's Common Stock (par value $.10 per share) equal to

0.9% of the outstanding shares of the Company's Common Stock on January 1,

1993 be and hereby are reserved for issuance from time to time for offering under and pursuant to the Plan, and, upon the issuance and sale of said shares pursuant to the Plan, said shares will be fully paid and non-

assessable by the Company; and

          RESOLVED, that on January 1, 1994 and on January 1 of each succeeding year of the ten-year term of the Plan an additional number of shares of the Company's Common Stock (par value $.10 per share) equal to 0.9%

of the outstanding shares of the Company's Common Stock (par value $.10 per share) on such date be, and hereby are, reserved for issuance from time to time for offering under and pursuant to the Plan, and, upon the issuance and sale of said shares pursuant to the Plan, said shares will be fully paid and nonassessable by the Company; and

          RESOLVED, that the preparation and filing of a registration statement on Form S-8 under the Securities Act of 1933 for the registration of the shares of the Company's Common Stock to be issued pursuant to the Plan is hereby approved and that each of the designated officers of the Company is hereby authorized and empowered to execute said registration statement on behalf of the Company and to cause the same to be filed with the Securities and Exchange Commission (the "Commission"); and

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          RESOLVED, that each of the designated officers is authorized and empowered to execute and file all such instruments and documents, make all payments and do all such other acts and things, including the execution and filing of an amendment or amendments to said registration statement, as such officer may deem necessary or desirable in order to effect such filing and procure the effectiveness of said registration statement; and

          RESOLVED, that, for the purpose of executing the registration statement and causing the same to be filed with the Commission and of remedying any deficiencies or making any changes with respect thereto by an appropriate amendment or amendments, the directors and officers of the

Company be, and each of them hereby is, authorized and empowered to give their several powers of attorney to Rodolphe Hamel, and Pamela D. Kasa, or any one of them; and that the power of attorney, in the form presented to this meeting, be, and it hereby is, approved with such changes therein as the designated officers, or any one of them, may deem necessary or desirable; and

          RESOLVED, that it is desirable and in the best interest of the

Company that its securities be qualified or registered for sale in various states; that the designated officers are each authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the shares of the Company's Common Stock (par value

$.10 per shares) to be issued under the Plan, as the designated officers may deem necessary or advisable; that each of the designated officers are hereby authorized to perform on behalf of the

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Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents,

including, but not limited, to applications, reports, surety bonds,

irrevocable consents and appointments of attorneys for service of process;

and the execution by the designated officers of any such paper or documents or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and

          RESOLVED, that the designated officers are each authorized and directed on behalf of the Company to prepare, execute and cause to be filed with the New York Stock Exchange, Inc., and the Pacific Stock Exchange,

Incorporated, applications for the listing of the shares of the Company's

Common Stock, par value $.10 per share, to be issued under the Plan, and to execute and file such documents and instruments and to take any and all such action in connection therewith, including the execution and filing of such amendment or amendments, supplement or supplements, exhibit or exhibits thereto, as the designated officers may deem necessary or desirable; and

          RESOLVED, that the designated officers are each authorized to appear before the New York Stock Exchange, Inc. and the Pacific Stock

Exchange, Incorporated, with authority to make such changes in the application filed with each such Exchange, or

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in the exhibits, agreements or instruments relating thereto, and to do such other acts and things as they may deem necessary or desirable to conform to the requirements for listing on each such Exchange.

                                    - 5 -

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                              POWER OF ATTORNEY



          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rodolphe Hamel, and Pamela D. Kasa and each of them severally, that person's true and lawful attorney-in-fact, with power to act with or without the others, and with power of substitution and resubstitution, to execute in that person's name, place and stated in that person's capacity as a Director or officer of Bristol-Myers Squibb Company any and all amendments to a Registration Statement on Form S-8 relating to the Bristol-Myers Squibb Company 1983 Stock Option Plan (as amended and restated as of January 1, 1993), with exhibits thereto, and all documents necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or their substitutes, may do or cause to be done by virtue hereof.



/s/  Robert E. Allen
- -----------------------------------          June 29, 1993
     ROBERT E. ALLEN



/s/  Michael E. Autera
- -----------------------------------          June 23, 1993
     MICHAEL E. AUTERA


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/s/  Ellen V. Futter
- -----------------------------------          June 29, 1993
     ELLEN V. FUTTER



/s/  Richard L. Gelb
- -----------------------------------          June 28, 1993
     RICHARD L. GELB



/s/  Louis V. Gerstner, Jr.
- -----------------------------------          June 31, 1993
     LOUIS V. GERSTNER, JR.



/s/  Charles A. Heimbold, Jr.
- -----------------------------------          June 21, 1993
     CHARLES A. HEIMBOLD, JR.



/s/  John D. Macomber
- -----------------------------------          June 18, 1993


     JOHN D. MACOMBER



/s/  Alexander Rich, M.D.
- -----------------------------------          June 15, 1993
     ALEXANDER RICH, M.D.



/s/  James D. Robinson, III
- -----------------------------------          June 29, 1993
     JAMES D. ROBINSON, III


/s/  Andrew C. Sigler
- -----------------------------------          July 12, 1993
     ANDREW C. SIGLER



/s/  Louis W. Sullivan, M.D.
- -----------------------------------          June 11, 1993
     LOUIS W. SULLIVAN, M.D.

                                    - 2 -

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